UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

ENVERIC BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (239) 302-1707

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

On June 28, 2021, Enveric Biosciences, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report the dismissal of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective as of June 23, 2021, and the engagement of Friedman LLP (“Friedman”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, effective immediately, and the related matters under Items 4.01 and 9.01 of Form 8-K.

This Current Report on Form 8-K/A (this “Amendment”) is being filed by the Company solely to amend the Original Report to include certain disclosures required under Item 4.01(a) that were inadvertently omitted. Item 4.01 of the Original Report is amended and restated in its entirety as set forth below, and a revised Exhibit 16.1, updated to refer to this Amendment, is attached. Except as set forth herein, no other modifications have been made to the Original Report.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On June 23, 2021, the Audit Committee (the “Committee”) of the Board of Directors of the Company approved the dismissal of Marcum as the Company’s independent registered public accounting firm, effective as of June 23, 2021, and informed Marcum of such dismissal on the date thereof.

The reports of Marcum on the Company’s consolidated financial statements for the two most recent fiscal years, ended December 31, 2019 and December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years, ended December 31, 2019 and December 31, 2020, and through June 23, 2021, (i) there were no disagreements, as defined in Item 304 of Regulation S-K, with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such period, and (ii) there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, except that Marcum concurred with the Company’s assessment of material weaknesses related to the Company’s internal controls over financial reporting.

In its Management’s Report on Internal Control Over Financial Reporting, as set forth in Item 4 “Controls and Procedures” of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and Item 9A “Controls and Procedures” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company reported material weaknesses in its internal controls over financial reporting, which constitute reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). The material weakness was due to the small size of the Company, and the fact the Company does not maintain sufficient segregation of duties to ensure the processing, review and authorization of all transactions including non-routine transactions. The Audit Committee discussed the subject matter of the reportable events with Marcum and notwithstanding these material weaknesses in internal control over financial reporting, the Company has concluded that, based on its knowledge, the consolidated financial statements, and other financial information included in its Annual Reports on Form 10-K for the fiscal years ended December 31, 2020 and 2019 present fairly, in all material respects the Company’s financial condition, results of operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States.

The Company provided Marcum with a copy of the disclosures in this Form 8-K/A and requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements herein. A copy of such letter, which is dated June 29, 2021, was filed as Exhibit 16.1 to this Amendment.

(b) Appointment of New Independent Registered Public Accounting Firm

On June 23, 2021, the Committee approved the engagement of Friedman as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, effective immediately.

During the fiscal years ended December 31, 2019 and December 31, 2020, and through June 23, 2021, neither the Company nor anyone acting on its behalf has consulted with Friedman regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Friedman concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304 of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter of Marcum LLP to the Securities and Exchange Commission, dated June 29, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVERIC BIOSCIENCES INC.

Date: June 29, 2021	By:	/s/ David Johnson
	Name:	David Johnson
	Title:	Chief Executive Officer